UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
June 8, 2017 (June 7, 2017)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 7, 2017, Pacific Coast Energy Holdings LLC (“PCEH”), PCEC (GP) LLC (“PCEC GP”) and Pacific Coast Energy Company LP (“PCEC,” and collectively with PCEH and PCEC GP, the “PCEC Parties”) provided written notice to Breitburn Energy Partners LP (the “Partnership”), Breitburn GP LLC (“Breitburn GP”) and Breitburn Management Company LLC (“BMC,” and collectively with the Partnership and Breitburn GP, the “Breitburn Parties”) of their intent to terminate the Omnibus Agreement, dated August 26, 2008, among the PCEC Parties and the Breitburn Parties (as amended, the “Omnibus Agreement”), effectively immediately, pursuant to Section 4.12 of the Omnibus Agreement.

The Omnibus Agreement detailed rights between the PCEC Parties and the Breitburn Parties with respect to certain business opportunities. Pursuant to Section 4.12 of the Omnibus Agreement, either PCEH, on behalf of the PCEC Parties, or BMC, on behalf of the Breitburn Parties, had the right to terminate the Omnibus Agreement at such time as PCEC and BMC ceased to be under common management or upon the termination of the Third Amended and Restated Administrative Services Agreement, dated as of May 8, 2012, by and between PCEC and BMC (as amended, the “Administrative Services Agreement”). As previously reported, the Administrative Services Agreement terminated on June 30, 2016. No early termination penalties will be incurred by any of the Breitburn Parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: June 8, 2017	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer